Exhibit 10.19

AMENDMENT NO. 10

TO

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 10 (this “Amendment”) is executed on March 24, 2026, by and among MANHATTAN BRIDGE CAPITAL, INC., a New York corporation (“Borrower”; and collectively with any Person who is or hereafter becomes a party to the Credit Agreement (as defined below) as a borrower or a guarantor, each a “Loan Party” and collectively, the “Loan Parties”), the Lenders (as defined below) signatory hereto, the Guarantors signatory hereto, and WEBSTER BANK, NATIONAL ASSOCIATION (“Webster”), individually, as a Lender hereunder and as agent for itself and each other Lender (Webster, acting in such agency capacity, the “Agent”).

BACKGROUND

Loan Parties, the financial institutions who are or hereafter become parties thereto as lenders (collectively, the “Lenders” and each individually, a “Lender”), and Agent are parties to an Amended and Restated Credit and Security Agreement, dated as of August 8, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Agent and Lenders provide Loan Parties with certain financial accommodations.

Loan Parties have requested that Agent and Lenders make certain amendments to the Credit Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

2. Amendment to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a) Section 7.24 of the Credit Agreement is hereby amended in its entirety to read as follows:

“7.24 Long Term Mortgages. Loan Parties shall not permit Mortgage Loans (which, for the avoidance of doubt, are held by Loan Parties and not sold to the MBC II Subsidiary) that are outstanding more than thirty (30) months after their Origination Date to comprise more than seventeen and one half percent (17.5%) of Loan Parties' total portfolio of Mortgage Loans at any time.”

(b) Section 14.1 is hereby amended to read in its entirety as follows:

“14.1 Term; Early Termination Fee. This Agreement, which shall inure to the benefit of and shall be binding upon, the respective successors and permitted assigns of each Loan Party, Agent and Lenders, shall become effective on the Closing Date and shall continue in full force and effect until February 28, 2029 (the “Term”) unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon ninety (90) days’ prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Borrower shall pay to Agent, for the ratable benefit of the Lenders, an early termination fee (the “Early Termination Fee”), for the loss of its bargain (and not as a penalty) in an amount equal to (i) two percent (2%) of the Maximum Revolving Amount, if the Early Termination Date occurs from February 28, 2026 (“Loan Year Date”) through the date immediately prior to the first anniversary of the Loan Year Date, (ii) one percent (1%) of the Maximum Revolving Amount if the Early Termination Date occurs on the first anniversary of the Loan Year Date through and including the date immediately prior to the second anniversary of the Loan Year Date, and (iii) one half of one percent (0.50%) of the Maximum Revolving Amount if the Early Termination Date occurs on the second anniversary of the Loan Year Date through and including the date which is immediately prior to the date which is six months after the second anniversary of the Loan Year Date, it being agreed that in the remaining six months of the Term, no Early Termination Fee will apply.”

(c) Annex One of the Credit Agreement is hereby amended by adding the following defined terms in their appropriate alphabetical order to read as follows:

“Amendment No. 10” shall mean that certain Amendment No. 10, dated as of March 24, 2026, to this Agreement.

“Amendment No. 10 Effective Date” shall have the meaning set forth in Section 3 of Amendment No. 10.

(d) Annex One of the Credit Agreement is hereby amended by amending the following defined terms in their entirety to read as follows:

“Applicable Margin” shall mean, from and after the Amendment No. 10 Effective Date, with respect to any type of Advance referenced below, the applicable percentage specified below:

Advances	Base Rate Loans	Daily Adjusted Rate Term SOFR Rate
Revolving Advances	2.00%	2.75%

“Term SOFR Adjustment” means for any calculation with respect to a Base Rate Loan or Daily Adjusted Term SOFR Rate Loan, a percentage per annum equal to 0.00%.

2

(e) Annex Two of the Credit Agreement is hereby amended by amending Part I, Section (u) thereof in its entirety to read as follows:

“(u) Customary Provisions. The stated maturity of each Mortgage Note does not exceed thirty (30) months and does not provide for, or have, any extension beyond thirty (30) months from the original due date of such Mortgage Note; provided, however, up $2,275,000 aggregate principal amount of Mortgage Loans may have a stated maturity up to thirty-six (36) months and may provide extensions up to thirty-six (36) months. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor Customer on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor Customer which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.”

3. Conditions of Effectiveness. This Amendment shall become effective (such date, the “Amendment No. 10 Effective Date”) upon Agent’s receipt of:

(a) a copy of this Amendment duly executed and delivered by Lenders, each Loan Party, MBC II Subsidiary, and Personal Guarantor (defined below) with one original executed copy of this Amendment to be promptly delivered by Loan Parties to Agent, in form and substance satisfactory to Agent;

(b) a copy (including one original) of the Amendment No. 10 Fee Letter duly executed by Borrower and Agent, along with the payment of all fees required thereunder;

(c) a certificate of the Secretary (or Assistant Secretary) of each Loan Party, dated as of the Amendment No. 10 Effective Date, in form and substance acceptable to Agent, certifying as to (i) the incumbency and signature of the officers (or other representatives) of each Loan Party executing this Amendment, and (ii) the authorizations by the board of directors (or other governing body) of such Loan Party to such officers or other representatives to enter into and carry out such transactions as are contemplated pursuant to this Amendment;

(d) UCC, judgment and tax lien searches, the results of which shall be satisfactory to Agent;

(e) such other documents, instruments and agreements as Agent or its counsel may require.

3

4. Representations and Warranties. Each Loan Party hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, each Loan Party hereby reaffirms all covenants, representations and warranties made in the Credit Agreement as amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) No Loan Party has any defense, counterclaim or offset with respect to the Credit Agreement or any Other Document to which it is a party.

5. Effect on the Credit Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Amendment,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall be an Other Document for all purposes under the Credit Agreement.

(b) Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

4

6. Release. Each of the Loan Parties on behalf of itself and its successors, assigns, and other legal representatives, and Personal Guarantor on behalf of himself and his successors, assigns, and other legal representatives (collectively, the “Releasing Parties”), hereby, (a) jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and each of their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent and Lenders and all such other parties being hereinafter referred to collectively as the “Released Parties” and individually as a “Released Party”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, whether liquidated or unliquidated, matured or unmatured, asserted or unasserted, fixed or contingent, foreseen or unforeseen and anticipated or unanticipated, which each of the Loan Parties and Personal Guarantor, or any of their respective successors, assigns, or other legal representatives and their successors and assigns may now or hereafter own, hold, have or claim to have against the Released Parties or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in relation to, or in any way in connection with the Credit Agreement, as amended and supplemented through the date hereof, the Personal Guaranty, this Amendment, the Other Documents; (b) understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release; (c) agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above and nothing contained herein shall constitute an admission of liability with respect to any Claim on the part of any Released Party; and (d) jointly and severally, absolutely, unconditionally and irrevocably, covenants and agrees with each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any Claim released, remised and discharged by any of the Loan Parties or Personal Guarantor pursuant to this Paragraph 7. If any Releasing Party violates the foregoing covenant, Releasing Parties, jointly and severally, agree to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys' fees and costs incurred by any Released Party as a result of such violation.

7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by .pdf or electronic transmission shall be deemed to be an original signature hereto.

10. Reaffirmation by Guarantors. Assaf Ran (the “Personal Guarantor”) and MBC II Subsidiary each hereby reaffirm that all of the Obligations of Loan Parties under the Credit Agreement as amended by this Amendment are irrevocably guaranteed by (i) Personal Guarantor in accordance with the terms and conditions of the Second Amended and Restated Guaranty, dated as of January 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) in favor of Agent for the ratable benefit of Lenders and (ii) MBC II Subsidiary in accordance with the terms and conditions of the MBC II Guaranty, in each case, in favor of Agent for the ratable benefit of Lenders.

11. Severability. In case of one or more of the provisions contained in this Amendment shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

[Remainder of page intentionally left blank; signature pages follow]

5

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWER:

MANHATTAN BRIDGE CAPITAL, INC.

By:	/s/ Assaf Ran
Name:	Assaf Ran
Title:	CEO

[Signature Page to Amendment No. 10]

ACKNOWLEDGED AND AGREED TO BY:

GUARANTORS:

/s/ Assaf Ran
ASSAF RAN

MBC FUNDING II CORP.

By:	/s/ Assaf Ran
Name:	Assaf Ran
Title:	CEO

[Signature Page to Amendment No. 10]

WEBSTER BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:	/s/ Leo Goldstein
Name:	Leo Goldstein
Title:	Director

[Signature Page to Amendment No. 10]

FLUSHING BANK, as a Lender

By:	/s/ Jacqueline Yu
Name:	Jacqueline Yu
Title:	Vice President

[Signature Page to Amendment No. 10]